POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Teresa Y. Bernstein as my agent and attorney-in-fact for the purpose of executing in my name and on my behalf, (a) in my personal capacity or (b) in my capacity with ACON Equity Management, L.L.C., Funko, Inc. and each of their respective affiliates or entities for which I serve as an officer or director, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity relating to the acquisition, ownership, management or disposition of securities, futures contracts, or other investments, and any other documents relating or ancillary thereto, including, but not limited to, all documents relating to filings with the Commodities Futures Trading Commission, the National Futures Association and the United States Securities and Exchange Commission (the "SEC") pursuant to the Commodities Exchange Act and the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act and information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 1st day of November, 2017.

/s/ Adam Kriger
Adam Kriger